Exhibit 99.2

One Lantern Senior Living Inc and Subsidiaries

Condensed Consolidated Financial Statements as of March 31, 2011 and for the Three Months Ended March 31, 2011 and 2010 (unaudited)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited):

Statements of Operations	1

Balance Sheets as of March 31, 2011 and December 31, 2010	2-3

Statements of Equity	4

Statements of Cash Flows	5–6

Notes to Condensed Consolidated Financial Statements	7–10

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

(In thousands)

	March 31,	March 31,
	2011	2010

REVENUES:
Assisted and independent living revenues	$43,147	$40,663
Management fees and other revenues	192	187

Total operating revenues	43,339	40,850

OPERATING EXPENSES:
Managed facility reimbursed expenses	16,547	15,585
Assisted and independent living operating expenses	9,884	10,098
General and administrative expenses	179	157
Depreciation and amortization	6,004	5,592
Management fees	2,298	2,291
Loss on disposition of assets — net	165	213
Development expenses	314	144
Community rent expense	43	37

Total operating expenses	35,434	34,117

OPERATING INCOME	7,905	6,733

OTHER INCOME (EXPENSE):
Interest expense	(12,022)	(11,681)
Loss on derivative instruments	(2,040)	(2,345)
Interest income	15	26
Equity earnings (loss) in joint ventures	77	(2)
Other — net	—	(5)

LOSS BEFORE INCOME TAXES	(6,065)	(7,274)

INCOME TAX EXPENSE	—	—

NET LOSS	(6,065)	(7,274)

LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	543	1,065

NET LOSS ATTRIBUTABLE TO ONE LANTERN SENIOR LIVING INC	$(5,522)	$(6,209)

See notes to condensed consolidated financial statements.

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2011 AND DECEMBER 31, 2010 (unaudited)

(In thousands, except share amounts)

	March 31,	December 31,
	2011	2010
ASSETS(1)

CURRENT ASSETS:
Cash and cash equivalents	$24,615	$27,858
Restricted cash — current	7,197	7,085
Resident accounts receivable — net	827	1,162
Due from affiliates	—	13
Other current assets	5,714	2,859

Total current assets	38,353	38,977

PROPERTY AND EQUIPMENT — Net	719,661	720,175

INTANGIBLE ASSETS — Net	4,072	4,418

DEFERRED FINANCING COSTS — Net	3,739	4,064

INVESTMENT IN JOINT VENTURE	1,391	1,314

RESTRICTED CASH AND OTHER NONCURRENT ASSETS	27,362	27,653

TOTAL	$794,578	$796,601

(Continued)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2011 AND DECEMBER 31, 2010 (unaudited)

(In thousands, except share amounts)

	March 31,	December 31,
	2011	2010
LIABILITIES AND EQUITY(2)

CURRENT LIABILITIES:
Accounts payable	$1,665	$1,883
Accrued liabilities	21,880	18,829
Due to affiliates	2,989	3,879
Long-term debt due within one year	7,699	7,420
Bonds payable due within one year	565	565

Total current liabilities	34,798	32,576

CAPITAL LEASE OBLIGATIONS	144,079	143,618

LONG-TERM DEBT	362,347	362,878

BONDS PAYABLE	147,252	147,038

OTHER LONG-TERM LIABILITIES	28,230	26,554

Total liabilities	716,706	712,664

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY:
Common stock, $.01 par value — 100 shares authorized, issued, and outstanding	—	—
Paid-in-capital	190,514	190,514
Accumulated deficit	(146,887)	(141,365)
Equity attributable to One Lantern Senior Living Inc	43,627	49,149
Noncontrolling interest in majority owned entities	34,245	34,788

Total equity	77,872	83,937

TOTAL	$794,578	$796,601

(Concluded)

(1) The following represent assets of consolidated Variable Interest Entities (“VIE”) as of March 31, 2011 and December 31, 2010 which can only be used to settle obligations of the VIE: Cash and cash equivalents - $1.8 million and $1.2 million, Restricted cash - current - $0.8 million and $0.7 million, Resident accounts receivable - $0.2 million and $0.3 million, Other current assets - $0.5 million and $0.2 million, Property and equipment $18.2 million and $18.2 million, Restricted cash and other noncurrent assets - $1.1 million and $1.1 million.

(2) The following represents liabilities of VIE as of March 31, 2011 and December 31, 2010 for which the creditors do not have recourse to the general liability of the Company: Accounts payable - $0.4 million and $0.4 million, Accrued liabilities - $5.6 million and $5.6 million, Due to affiliates - $0.4 million and $0.5 million, Long-term debt (current and noncurrent) - $8.8 million and $9.1 million, Other long-term liabilities - $0.7 million and $0.6 million.

See notes to condensed consolidated financial statements.

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2011 and 2010 (unaudited)

(In thousands, except share amounts)

	Common
	Stock		Paid-In	Accumulated	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Interest	Equity

BALANCE — January 1, 2010	100	$—	$188,429	$(114,153)	$40,695	$114,971

Net loss	—	—	—	(6,209)	(1,065)	(7,274)

BALANCE — March 31, 2010	100	$—	$188,429	$(120,362)	$39,630	$107,697

	Common
	Stock		Paid-In	Accumulated	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Interest	Equity

BALANCE — January 1, 2011	100	$—	$190,514	$(141,365)	$34,788	$83,937

Net loss	—	—	—	(5,522)	(543)	(6,065)

BALANCE — March 31, 2011	100	$—	$190,514	$(146,887)	$34,245	$77,872

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

(In thousands)

	March 31,	March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,065)	$(7,274)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,004	5,592
Loss on derivative instruments	2,040	2,345
Noncash interest expense	1,125	1,229
Deferred financing costs amortization	268	265
Loss on disposition of assets — net	165	213
(Earnings) loss from joint venture — net of distributions	(77)	2
Provision for doubtful accounts	23	1
Change in operating assets and liabilities:
Resident accounts receivable	312	286
Other current assets	(2,841)	(2,372)
Accounts payable and other liabilities	1,171	3,987

Net cash provided by operating activities	2,125	4,274

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,835)	(4,939)
Change in restricted cash	(21)	(669)
Proceeds from disposal of property and equipment	—	3

Net cash used in investing activities	(4,856)	(5,605)

(Continued)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

(In thousands)

	March 31,	March 31,
	2011	2010

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long-term debt	$1,229	$1,505
Repayment of long-term debt, bonds payable, and capital lease obligations	(1,741)	(1,262)
Fees related to issuance of long-term debt	—	(31)

Net cash (used in) provided by financing activities	(512)	212

CHANGE IN CASH AND CASH EQUIVALENTS	(3,243)	(1,119)

CASH AND CASH EQUIVALENTS — Beginning of period	27,858	31,437

CASH AND CASH EQUIVALENTS — End of period	$24,615	$30,318

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest payments	$8,609	$8,764

Purchase of property and equipment included in liabilities	$4,498	$3,190

Noncash increase to property and equipment and capital lease obligations due to purchase option price adjustment and lease modification	$—	$469

See notes to condensed consolidated financial statements.		(Concluded)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

1.                      THE COMPANY AND BACKGROUND

Organization — One Lantern Senior Living Inc (“OLSL INC”) and subsidiaries (the “Company”) is a wholly owned subsidiary of Lazard Senior Housing Partners LP (“LSHP”), a real estate opportunity fund formed for the purpose of making debt and/or equity investments in senior housing assets located in the United States.

Background — As of March 31, 2011, the Company owned, operated, or managed 29 communities located in the Northeastern United States with a total of 2,926 units. Of the 29 communities, 16 were owned by the Company and 11 were operated by the Company pursuant to lease agreements. The Company also manages two communities in which it has a partial equity interest.

The Company owns a 72.09% interest in SG Senior Living LLC (“SGSL LLC”) as the managing member and LSHP Coinvestment Partnership I LP (“Coinvestment Partnership”) indirectly holds the remaining 27.91% membership interest. As of March 31, 2011, SGSL LLC owned and operated 12 properties.

Each of the 29 communities is managed by Atria Senior Living Group, Inc., a related entity, via various management and sub-management agreements.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying condensed consolidated financial statements include the Company’s majority-owned subsidiaries and all variable interest entities where the Company is considered the primary beneficiary. Intercompany transactions have been eliminated. Investments in entities not controlled by ownership or contractual obligations are accounted for under the equity method.

In the opinion of management, these financial statements include all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of March 31, 2011, and for all periods presented.  Those adjustments are of a normal and recurring nature.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of the financial position or operating results for an entire year. It is suggested that these interim financial statements be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2010.

3.                      FINANCIAL INSTRUMENTS

The Company is a party to multiple total return interest rate swap agreements which effectively convert fixed rate Bonds Payable to variable rate obligations.  The Company is also a party to two interest rate cap agreements.

The Company entered into the total return interest rate swap agreements with a notional amount of $171.7 million as of March 31, 2011 and December 31, 2010, in order to mitigate the fair value risk associated with the underlying debt. The Company entered into the interest rate cap agreements in order to mitigate interest rate risk. Under ASC Topic 815, Derivatives and Hedging, however, the Company did not qualify for hedge accounting. The fair values of the derivatives are recorded in other noncurrent assets and other long-term liabilities. Losses associated with the derivatives are recorded in loss on derivative instruments.

ASC Topic 820 defines fair value, provides a framework for measuring fair value, and expands disclosures required for fair value measurements. This guidance defines a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Level 3 includes values determined using pricing models, discounted cash flow methodologies, or similar techniques reflecting the Company’s own assumptions.

The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

Interest Rate Caps — The fair value is determined with the assistance of a third party using forward yield curves and other relevant information generated by market transactions involving comparable instruments.

Interest Rate Swaps — The fair value is derived using hypothetical market transactions involving comparable instruments as well as alternative financing rates derived from market based financing rates, forward yield curves, discount rates, and the Company’s own credit risk.

The effect of derivative instruments on the condensed consolidated statements of operations as of March 31, 2011 and 2010, is as follows (in thousands):

	Amount of Loss
	Recognized in Income
	2011	2010

Interest rate swap agreements	$2,026	$2,176
Interest rate cap agreements	14	169

Total	$2,040	$2,345

The fair value of financial instruments as of March 31, 2011 and December 31, 2010, is as follows (in thousands):

	Carrying Amount at	Fair Value
	March 31, 2011	Level 1	Level 2	Level 3

Interest rate swap agreements	$1,230	$—	$1,230	$—
Interest rate cap agreements	6	—	6	—

Total assets	$1,236	$—	$1,236	$—

Interest rate swap agreements	$15,089	$—	$15,089	$—

Total liabilities	$15,089	$—	$15,089	$—

	Carrying Amount at	Fair Value
	December 31, 2010	Level 1	Level 2	Level 3

Interest rate swap agreements	$1,468	$—	$1,468	$—
Interest rate cap agreements	20	—	20	—

Total assets	$1,488	$—	$1,488	$—

Interest rate swap agreements	$13,301	$—	$13,301	$—

Total liabilities	$13,301	$—	$13,301	$—

At March 31, 2011 and December 31, 2010, the assets related to the fair value of interest rate swap and cap agreements were recorded in other noncurrent assets at approximately $1.2 million and $1.5 million, respectively. Liabilities related to the interest rate swap agreements were recorded in other long-term liabilities at approximately $15.1 million and $13.3 million at March 31, 2011 and December 31, 2010, respectively. A net loss on derivative financial instruments of approximately $2.0 million and $2.3 million was recorded in the condensed consolidated statements of operations for the three months ended March 31, 2011 and 2010, respectively.

4.                      INCOME TAXES

The Company’s effective tax rate for the three months ended March 31, 2011 and 2010 was 0.0%. The Company has a valuation allowance reducing its deferred tax assets to an amount that is more likely than not to be realized. The difference between the Company’s effective tax rate and the federal statutory rate is primarily due to increases in the valuation allowance resulting from recurring tax losses.

5.                      CONTINGENCIES AND GUARANTEES

The Company is subject to claims and legal actions in the ordinary course of its business. The Company believes that any liability resulting from these matters, after taking into consideration its insurance coverages and amounts recorded in the consolidated financial statements, will not have a material adverse effect on its consolidated financial position, results of operations, and cash flows.

The Company has made certain guarantees to third parties. These guarantees may survive the expiration of the term of the agreements or extend into perpetuity (unless subject to a legal statute of limitations).

There are no specific limitations on the maximum potential amount of future payments to be made under these guarantees, as the triggering events are not subject to predictability. The Company believes the likelihood of any losses resulting from these guarantees is remote.

The Company and certain partners have guaranteed certain obligations of Maplewood Place, an equity method investee. These guarantees include the payment of a monthly replacement reserve deposit in the amount of $3,474 if not paid by Maplewood Place. Additionally, the Company and certain partners have guaranteed to make payments in the event of certain tax credit recapture events. As of March 31, 2011 and December 31, 2010, no payments were required under these guarantees and the fair value of these guarantees was not material.

6.                     VENTAS TRANSACTION

On October 21, 2010, the Company announced that it had signed a definitive agreement to merge its real estate with Ventas, Inc., a healthcare real estate investment trust. As part of this transaction, Ventas, Inc. will acquire all of the Company’s senior living communities. Subject to certain approvals, the transaction is expected to close during the second quarter of 2011.

7.                      MARLAND PLACE TRANSACTION

The Company owns a 1% general partner interest in Marland Place Associates LP (“Marland Place”).  Marland Place owns one assisted living facility and is consolidated by the company as a Variable Interest Entity.  On March 1, 2011, the Company signed an agreement to purchase the limited partner’s interest for a price of $3.5 million. Subject to certain approvals, the transaction is expected to close during the second quarter of 2011.

8.                      SUBSEQUENT EVENTS

The Company’s financial statements are available for issue as of April 29, 2011. Any subsequent events have been evaluated through this date.

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